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                                                                    Exhibit 10.2


                              EMPLOYMENT AGREEMENT
                              --------------------

          This Agreement is made and entered into this 10th day of October, 1995, by and between The Delaware County Bank and Trust Company (hereinafter the "Bank"), an Ohio-chartered FDIC-insured nonmember bank with its main office at 41 North Sandusky Street, Delaware, Ohio, and Larry D. Coburn (hereinafter the "Employee"), an individual residing at 95 Elizabeth St., Apt. 114, Delaware, Ohio 43015. Any reference to "Superintendent" herein shall mean the Ohio Superintendent of Banks.

                                    RECITALS
                                    --------

          A. The Employee is being hired as President and Chief Executive Officer of the Bank.

          B. The Board of Directors of the Bank wants to assure the Bank of the services of the Employee by executing a written employment agreement.

          C. The parties agree that this Employment Agreement shall supersede all prior understandings between the parties, whether oral or written.

          D. In consideration of the mutual promises of the Bank and the Employee contained in this Employment Agreement, the Bank and the Employee enter into this Employment Agreement with the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

1.        Employment
          ----------
          a. The Bank agrees to employ the Employee and the Employee agrees to serve as the President and Chief Executive Officer of the

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Bank. The Bank agrees that during the term of the Employee's employment as
President and Chief Executive Officer, the Board of Directors will nominate the Employee to stand for election as director of the Bank, and the Employee shall serve as a Director of the Bank subject to his election by the shareholders. However, upon termination of employment of the Employee for any reason, the Employee shall immediately resign as a Director of the Bank and shall sign all documents necessary to accomplish such resignation as a Director. In the event Employer refuses to sign documents necessary to accomplish his resignation then this document shall act as the resignation pursuant to this paragraph. The Employee shall receive the same fees and other remuneration as other directors for his service as the Director of the Bank. As President and Chief Executive Officer, the Employee shall render administrative and management services to the Bank such as are customarily performed by persons situated in similar executive positions. The Employee shall perform such other appropriate duties as the full Board of Directors of the Bank may from time to time reasonably direct.

          b. The Employee shall be furnished with a private office, stenographic and other necessary secretarial assistance, and with such other facilities, amenities, and services as are appropriate for the Employee's position as President and Chief Executive Officer of the Bank and adequate for the performance of his duties thereunder. For the performance of his duties thereunder, as determined by the Board of Directors from time to time.

2.        Term of Employment
          ------------------
          The Employee is hereby employed as the President and Chief

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Executive Officer of the Bank for an initial term commencing on August 14, 1995, and ending on the 31st day of December, 1995. At the end of this initial term, this Agreement may be extended for successive one-year periods upon the written consent of the Employee and the Bank as set forth herein. Annually, in November of each year, the Board of Directors of the Bank will conduct a performance evaluation of the Employee for the purpose of determining whether to extend the term of this agreement. The results of such review by the Board shall be noted in the minutes of the Board meeting. The Bank shall provide the Employee with a written notice of its decision whether to extend this Agreement for a successive one-year term or not, said written notice to be delivered to the Employee at least thirty (30) days prior to the end of the initial term or any renewal term (one-year extension).

3.        Standards of Performance
          ------------------------
          Excluding periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote his best efforts and full time to the business and affairs of the Bank and to discharge the duties appropriately assigned to the Employee as President and Chief Executive Officer by the Board of Directors.

4.        Base Salary
          -----------

          a. The Bank agrees to pay the Employee (exclusive of any fees and other remuneration paid to the Employee as Director of the Bank) for the term of this Agreement a salary of One Hundred Fifteen and 00/100 Dollars ($115,000.00) per annum (hereinafter referred to as the "Base Salary"). The Base Salary provided for herein shall be payable no less frequently than monthly and not later than the 10th day following the expiration of the month in

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question.

          b. Commencing with the calendar year during which the Agreement is executed, the Board of Directors shall evaluate the Bank's progress and past, present, and future attainments accomplished under the direction of the Employee. At the end of each calendar year, the Board of Directors through its Salary and Benefits Committee shall consider adjusting the Base Salary to be paid to the Employee for the next ensuing year. With respect to those years in which the Employee receives an increase in Base Salary by virtue of action by the Board of Directors under this Paragraph 4(b), such adjustment in Base Salary shall be incorporated and considered part of the Employee's Base Salary for all purposes of this Agreement.

5.        Incentive Bonus to the Employee
          -------------------------------
          The Salary and Benefits committee will evaluate performance with the Employee and discuss a bonus. The bonus shall be awarded solely at the discretion of the board of directors upon the recommendation of the salary and benefits committee.

6.        Participation in Retirement and Employee Benefit Plans and
          ----------------------------------------------------------
          Additional Benefits
          -------------------
          a. The Employee shall be entitled to participate in any plan of the Bank relating to pension, thrift, deferred compensation, profit-sharing, group life insurance, medical insurance, education reimbursement, or other retirement or employee benefits that the Bank may then have in force for the benefit of its executive employees.

          b. In addition to the compensation provided to the Employee pursuant to Paragraphs 4 and 5 hereof, the Bank agrees to reimburse

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the Employee for reasonable entertainment, travel, lodging and other miscellaneous expenses, whether local or out-of-city, incurred on its behalf and directly related to the performance of his duties as President and Chief Executive Officer of the Bank. The Bank further agrees to furnish the Employee with a corporate credit card for business use in connection with entertainment, travel, lodging and other miscellaneous expenses. The reimbursement shall include the payment of reasonable expenses for attending meetings of trade associations. The Employee shall periodically submit an itemized statement and satisfactory documentation of the expenses incurred. The Bank further agrees to furnish the Employee a new automobile during the term of this Agreement to be used for both business and personal use, as long as the Employee is actually working for the Bank. A new automobile shall be purchased at least every two years or sooner if it is determined by the Bank and the Employee that the present automobile furnished to the Employee has significant mileage so as to require the purchase of a new automobile. The Bank shall be responsible for all expenses of this automobile including adequate insurance, repairs and maintenance thereof; provided, however, that the Employee shall be responsible to reimburse the Bank for personal automobile travel at a rate consistent with the Internal Revenue Service allowance. The Bank shall also include the Employee, the Employee's spouse, and any other authorized persons as an insured under its liability insurance policies with coverage at least equal to the coverage under its current liability insurance policies. The employee shall return the automobile to the Bank immediately when the Employee is no longer employed by the Bank. The Bank

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further agrees to reimburse the Employee for the monthly dues and fees for a family membership at a country club in the Central Ohio area. However, prior to joining such club, the Employee shall obtain the approval of the compensation committee of the Board of Directors. The Board of Directors shall have the further right to require the employee to change memberships to another club if the Board of Directors feels that it is in the best interest of the Bank. These expenses shall be detailed and provided to the Bank in connection with the Employee's periodic submission of reasonable entertainment expenses.

7.        Vacations
          ---------

          The Employee shall be entitled, without loss of pay, to the number of vacation days in each calendar year determined by the Board of Directors from time to time provided that:

          a. The Employee shall be entitled to an annual vacation of not less than four (4) weeks per year.

          b. The timing of vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled to receive any additional compensation from the Bank for his unearned vacation time consistent with bank policy. The Employee shall be entitled to accumulate two (2) weeks unused vacation time from one calendar year for use in the next calendar year.

          c. In addition to the aforesaid paid vacation, the Employee shall be entitled, without loss of pay, to be absent voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board of Directors, in its discretion, and in

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compliance with applicable law, may determine. Further, the Board of Directors shall be entitled to grant to the Employee a personal leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board of Directors, in its sole discretion, and in compliance with applicable law, may determine.

8.        Disability
          ----------

          If the Employee's employment terminates by reason of the Employee's disability, the Employee shall be paid in accordance with the standard disability policy of the Bank in existence for the Employee at that time and the Employee shall not be entitled to any additional salary benefits from the Bank and, specifically, shall not be entitled to any additional compensation under Paragraphs 4 and 5 of this Agreement.

9.        Termination of Employment
          -------------------------

          In addition to the Bank's right to terminate the Employee at the end of the initial term, or any one-year extension, the Bank may terminate the employment of the Employee at any other time during the employment term. ("Employment Term" is defined as the initial term or any additional one-year extension.)

          a. In the event the Bank or its successor terminates the employment of the Employee during the Employment Term because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this Agreement, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a

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felony or for fraud or embezzlement, or material breach of any provision of this
Agreement (hereinafter collectively referred to termination for "Just Cause"), the Employee shall have no right to receive any compensation or other benefits for any period after such termination.

          b. In the event that the Bank or its successor terminates the employment of the Employee during the Employment Term for any reason other than
(i) for Just Cause, (ii) the Employee's retirement at or after the normal retirement age under a qualified pension plan maintained by the Bank (hereinafter referred to as "Retirement"), or (iii) the Bank decides not to extend the employment Agreement pursuant to Sections 1 and 2 of this Agreement at the end of the initial one-year term or any one-year extension thereafter; then the Employee shall be entitled to receive severance pay as follows:

          Bank shall pay the Employee the base monthly salary for each month the Employee is unemployed for a maximum of twelve (12) months. In the event the Employee obtains employment within the twelve-month period, then the Employee's monthly benefit shall cease. It is the intent of this Agreement that the severance pay set forth herein is to defray the Employee's costs while searching for other employment and that said payment shall be in lieu of any unemployment benefits to which the Employee would be entitled.

          If, during the term of this Agreement, the Bank merges or consolidates with another entity (other than a holding company formed by the Bank) and the successor, without the Employee's written consent during a period of one year following the merger or consolidation does any of the following: i) reduces the Employee's

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base salary which was in effect on the date of the merger or consolidation; ii)
substantially reduces benefits to be provided to the Employee under this Agreement; or iii) requires the Employee to relocate his office to a location in excess of a thirty (30) mile radius of Delaware, Ohio, then the Employee shall have the right to voluntarily terminate his employment as a result of any of these events. In the event the Employee voluntarily terminates his employment as a result of the above events, then the Employee shall be entitled to receive severance pay in an amount equal to the average annual salary paid to the Employee by the Bank during the five (5) previous years immediately preceding the Employee's voluntary termination of employment for the above reasons.

          c. Death of Employee. The employment term automatically terminates upon the death of the employee. In the event of such death, the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which the Employee's death occurred.

          d. Special Regulatory Events. Notwithstanding Section 9(a) of this Agreement, the obligation of the Bank and of the Employee shall be as follows in the event of any of the following circumstances:

                   i. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818, the Bank's obligations under this agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its sole discretion,

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pay the Employee all or part of the compensation withheld while the obligations of this Agreement were suspended and reinstate in whole or in part any of the obligations which were suspended.

          ii. If the Employee is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e) or Section 1127.06 of the Ohio Revised Code, 11 O.R.C. Section 1127.06, all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

          iii. If the Bank is in default, as defined in Section 3(x)(1) of the Federal Deposit Insurance Act 12 U.S.C., Section 1813(x)(l), or declared insolvent by the Superintendent of Banks (Section 1103.04 of the Ohio Revised
Code) all obligations under this Agreement shall terminate as of the date of default or insolvency, but this provision shall not affect any vested rights of the parties.

          iv. All obligations under this Agreement may be terminated by the FDIC at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(C) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1823(C). Any rights of the parties that have already vested, however, shall not be affected by such action.

10.       Confidential Information
          ------------------------

          It is understood between the parties hereto that during the term of this employment agreement Employee will be dealing with

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confidential information regarding loans, litigation, depositor lists, information provided to the Employer by prospective loan customers, and information relating to the Employer's future plans for development. Employee will have access to and be dealing with such confidential matters in connection with his employment and agrees that he will not disclose to anyone, either directly or indirectly (except those persons involved in such matters, or the Board of Directors, or other entities already having knowledge of such information), any of such confidential matters or use this information other than in the course of his employment with the Bank. All documents that the Employee prepares or confidential inforation that has been given to the Employee in the course of his employment are the exclusive property of the Bank and shall remain in the Bank's possession on the termination of Employee's employment. Under no such circumstance shall any information of this nature be removed from the Bank upon the termination of employment. Furthermore, neither during the course of employment nor after termination of his employment shall the Employee disclose any knowledge of the Bank's past, present, or planned business activities to any third person, firms, or entities for a period of two (2) years following the termination of his employment. In the event of a breach or a threatened breach by the employee of this covenant, the Bank shall be entitled to proceed with an immediate injunction restraining the Employee from disclosing said information in whole or in part. Nothing herein shall be construed to prohibit the Bank from pursuing any other remedies available to the Bank for the breach of such covenant. For the purposes of this paragraph, files generated by the Employee as a result of his

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employment by the Bank shall be considered the property of the Bank and not the property of the Employee. Litigation files, customer files, customer lists, information relating to regulators, correspondence with regulators, and all other working files produced by the Employee shall be the sole property of the Bank.

11.       Successors and Assigns
          ----------------------

          This Agreement shall be binding upon the Bank, its successors and assigns. This Agreement is personal as to the Employee and may not be assigned by the Employee except that the personal representative of the Employee, his heirs, or guardian, as the case may be, shall have the right to enforce the provisions of this Agreement relating to any compensation due to the Employee.

12.       Notices
          -------

          All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by and or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

          A.        If to the Bank, to:
                    The Delaware County Bank and Trust Company
                    41 North Sandusky Street
                    Delaware, OH 43015
                    Attention:  Secretary, Board of Directors

          B.       If to the Employee, to:
                   Larry D. Coburn
                   95 Elizabeth St. APT 114
                   Delaware, Ohio  43015


and to such other additional person or persons as either party shall have designated to the other party in writing by like notices .

13.       Other Contracts
          ---------------
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          Consistent with Paragraph 3 herein, the Employee shall not, during the term of this Agreement, have any other employment as an employee, independent contractor, consultant, or otherwise, except for services on corporate, civic or charitable boards or committees. All services performed by the Employee on corporate, civic, or charitable boards shall first be approved by the Board of Directors.

14.       Amendments
          ----------

          No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided .

15.       Paragraph Headings
          ------------------

          The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

16.       Severability
          ------------

          The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

17.       Governing Law
          -------------

          This Agreement shall, except to the extent that Federal law (including any law, rule, or regulation of the FDIC) shall be deemed to apply, be governed by and construed and enforced in accordance with the law of Ohio.

18.       Arbitration
          -----------

          Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in

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accordance with the rules of the American Arbitration Association then in effect provided that the party which does not prevail in its claim pays for the entire cost of the arbitration and that any and all claims existing under federal or state law can be presented in the arbitration. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

          IN WITNESS WHEREOF, the parties have entered this Agreement on the day and year first hereinabove written.

                                            THE DELAWARE COUNTY BANK
                                            AND TRUST COMPANY

                                         By:/s/ Thomas T. Porter
                                            -------------------------------

                                         Its: /s/ Chmn. Salary Benefits Comm.
                                              ------------------------------

                                         And: /s/ Terry M. Kramer
                                             ------------------------------

                                         Its: Director & Mbr, Salary &
                                              Benefit Comm.
                                              -----------------------------

                                             /s/ Larry D. Coburn
                                             ------------------------------
                                             Larry D. Coburn (the "Employee"


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